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EXHIBIT 99.1

                         REPORT OF INDEPENDENT AUDITORS

To IOC International plc:

We have audited the consolidated balance sheet of IOC International plc as of 30 September 1998 and 1997 and the related profit and loss accounts and cash flow statements for each of the three years in the period ended 30 September 1998. These financial statements are not presented separately herein, but are presented on pages III-3 to III-18 of the Registration Statement of SDL, Inc on Form S-4 No 333-75639.

Respective responsibilities of directors and auditors

The company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with United Kingdom Generally Accepted Auditing Standards issued by the Auditing Practices Board, which do not differ in any significant respect from United States Generally Accepted Auditing Standards. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of the company consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of affairs of the group as at 30 September 1998 and 30 September 1997, and of the group's loss or profit and cash flows for each of the years ended 30 September 1998, 1997 and 1996, in accordance with Generally Accepted Accounting Principles in the United Kingdom.

Reconciliation to US GAAP

Accounting practices used by the group in preparing the accompanying financial statements conform with Generally Accepted Accounting Principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a reconciliation of net loss or profit and shareholders' equity to United States Generally Accepted Accounting Principles is set out in note 24.


Arthur Andersen
Chartered Accountants
Cambridge, England

15 December 1998